Exhibit 10.3 1 ENERGY FOCUS, INC. CHANGE IN CONTROL BENEFIT PLAN PARTICIPATION AGREEMENT Name: Bradley B. White Section 1. ELIGIBILITY. You have been designated as eligible to participate in the Energy Focus, Inc. Change in Control Benefit Plan (the “Plan”), a copy of which is attached as EXHIBIT 1 to this Participation Agreement (the “Agreement”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Section 2. SEVERANCE BENEFITS. Subject to the terms of the Plan, if you are terminated in an Involuntary Termination, and meet all the other eligibility requirements set forth in the Plan, including, without limitation, executing the required Release within the applicable time period set forth therein and provided that such Release becomes effective in accordance with its terms, you will receive the severance benefits set forth in this Section 2. Notwithstanding the schedule for provision of severance benefits as set forth below, the provision of any severance benefits under this Section 2 is subject to any delay in payment that may be required under Section 5 of the Plan. (a) Base Compensation Severance Benefit. You will be entitled to receive a single lump sum cash payment equal to one (1) times the sum of (a) your Annual Base Salary plus (b) your Target Bonus (the “Base Compensation Severance Benefit”). The Base Compensation Severance Benefit will be payable to you on the tenth business day following the effective date of your Release. (b) Target Bonus Severance Benefit. You will be entitled to receive a single lump sum cash payment equal to a pro-rata portion of your Target Bonus, with such pro-rata portion calculated with reference to the number of days in the calendar year that precedes the date of the Involuntary Termination divided by the number of days in the calendar year that includes the date of the Involuntary Termination. (the “Target Bonus Severance Benefit”). The Target Bonus Severance Benefit will be payable to you on the tenth business day following the effective date of your Release. (c) Accelerated Vesting of Stock Awards. (1) Effective as of the effective date of your Release, to the extent not previously vested and notwithstanding anything to the contrary set forth in an applicable award agreement or the applicable Equity Plan under which such award was granted, the restrictions and conditions applicable to any equity awards of the Company held by you (the “Awards”), shall lapse and such Awards shall immediately be fully vested upon a Change in Control and any performance-based Award shall be deemed fully earned at the target amount as of the date on which the Change of Control occurs (collectively, the “Vested Awards”). Unless determined

Exhibit 10.3 2 otherwise by the Plan Administrator in accordance with the terms of the applicable Equity Plan (such as to provide for a cash-out of vested options) or as otherwise set forth in the Plan, (ii) all Vested Awards that are stock unit awards or other stock-based awards shall be settled or paid within thirty (30) days of vesting hereunder, and (iii) all Vested Awards that are options and stock appreciation rights shall remain exercisable until the earlier of the third anniversary of such Change in Control (or any later date until which it would remain exercisable under such circumstances by its terms) or the expiration of its original term. Notwithstanding the foregoing, this Section 2(c) shall not apply to stock awards issued under or held in any Qualified Plan. (d) Payment of Continued Group Health Plan Benefits. (1) If you timely elect continued group health plan continuation coverage under COBRA the Company shall pay the full amount of your COBRA premiums on behalf of you for your continued coverage under the Company’s group health plans, including coverage for your eligible dependents, for twelve (12) months following your Involuntary Termination (the “COBRA Payment Period”). Upon the conclusion of such period of insurance premium payments made by the Company you will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of your eligible COBRA coverage period. For purposes of this Section, (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by you under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are your sole responsibility. (2) Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act) or causing the Company’s group health plan to fail to comply with the nondiscrimination requirements of Section 105(h) of the Code, then in lieu of paying COBRA premiums on your behalf, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premium for that month, subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to your election of COBRA coverage or payment of COBRA premiums and without regard to your continued eligibility for COBRA coverage during the COBRA Payment Period. Such Special Severance Payment shall end upon expiration of the COBRA Payment Period. Section 3. DEFINITIONS. (a) “Equity Plan” means the Company’s 2004 Stock Incentive Plan, 2008 Incentive Stock Plan, 2014 Stock Incentive Plan, as each may be amended, or any successor or other equity incentive plan adopted by the Company which govern your stock awards, as applicable. (b) “Qualified Plan” means a plan sponsored by the Company or an Affiliate that is intended to be qualified under Section 401(a) of the Internal Revenue Code.

Exhibit 10.3 3 Section 4. ACKNOWLEDGEMENTS. As a condition to participation in the Plan, you hereby acknowledge each of the following: (a) This Agreement and the Plan supersedes any severance benefit plan, policy or practice previously maintained by the Company that may have been applicable to you, including any individually negotiated employment agreement with the Company as it may have been amended from time to time (as so amended, the “Employment Agreement”). (b) The severance benefits that may be provided to you under this Agreement may reduce the severance benefits that would otherwise be provided to you under your Employment Agreement, or otherwise, as further specified in Section 2(c) of the Plan. For the avoidance of doubt, in no event shall you be entitled to receive Duplicative Benefits. To accept the terms of this Agreement and participate in the Plan, please sign and date this Agreement in the space provided below. Energy Focus, Inc. By: /s/ Theodore L. Tewksbury III Name: Theodore L. Tewksbury III Title: Chief Executive Officer and President /s/ Bradley B. White February 19, 2017 Bradley B. White Date